UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2006

IRISH MAG, INC.
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(Exact Name of Registrant as Specified in Charter)
Florida	333-132119	59-1944687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

646 First Avenue South
St. Petersburg, Florida 33701
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (866) 821-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2006, the Company and its wholly owned subsidiary Bo Hai Wen Technology (Shenzhen) Company Limited (“Bo Hai Wen”), entered into a Software License Agreement (the “Software License Agreement”) with Shenzhen iASPEC Software Engineering Company Limited (“iASPEC”) and iASPEC’s shareholders. Pursuant to the terms of the Software License Agreement, iASPEC will transfer to Bo Hai Wen the right to use certain software owned by iASPEC for a term of thirty years in exchange for total consideration of $9,801,254, payable in shares of the Company’s common stock at a price of $0.58 per share, which equates to 16,898,714 shares of the Company’s common stock to be issued to iASPEC’s shareholders. The Software License Agreement is subject to due diligence and is scheduled to close on or before October 31, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Software License Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Irish Mag, Inc.

Dated: October 23, 2006	By:	/s/ Michael Woo
Michael Woo Director